UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2019

CONMED CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-16093	16-0977505
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 French Road
Utica, New York	13502
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 797-8375

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 11, 2019, CONMED Corporation, a New York corporation (“CONMED”), completed its previously announced acquisition (the “Acquisition”) of all of the issued and outstanding common stock of Palmerton Holdings, Inc., a New York corporation (“PHI”), and all of the issued and outstanding equity securities of Buffalo Filter LLC, a Delaware limited liability company (“BF LLC” and, together with PHI, the “Acquired Companies”), from Filtration Group FGC LLC, a Delaware limited liability company (“Filtration Group”), pursuant to the Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of December 13, 2018, by and between CONMED and Filtration Group.

Pursuant to the Securities Purchase Agreement, CONMED paid Filtration Group an aggregate purchase price of $365 million in cash, as adjusted and payable pursuant to the Securities Purchase Agreement (the “Purchase Price”), upon the closing of the Acquisition (the “Closing”). The adjustments to the Purchase Price include, among others, (i) a working capital adjustment, (ii) an upward adjustment for certain cash held by Filtration Group at the Closing, and (iii) a downward adjustment for the amount of indebtedness of the Acquired Companies, expenses related to the transaction and other related fees and expenses.

The foregoing description of the Securities Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Securities Purchase Agreement, a copy of which was filed as Exhibit 10.1 to CONMED’s Current Report on Form 8-K filed with the SEC on December 14, 2018 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Acquisition, on February 11, 2019, CONMED borrowed $115.0 million under the delayed draw term loan facility available to it under its sixth amended and restated credit agreement that was entered into on February 7, 2019 and filed as Exhibit 10.1 to CONMED’s Current Report on Form 8-K filed with the SEC on February 7, 2019. The proceeds of the loans were used, together with a portion of the proceeds of CONMED’s 2.625% Convertible Senior Notes due 2024 that were issued on January 29, 2019, borrowings under the revolving credit facilities available to CONMED under the credit agreement and cash on hand, to pay the purchase price for the Acquisition, to pay related fees and expenses and to repay prior borrowings.

Item 8.01	Other Events.

A copy of the press release issued by CONMED on February 11, 2019 announcing that CONMED has completed the Acquisition is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired

The financial statements of the Acquired Companies required by Item 9.01(a) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro forma financial information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release, dated February 11, 2019, issued by CONMED Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONMED CORPORATION
(Registrant)

By:	/s/ Daniel S. Jonas
Name:	Daniel S. Jonas
Title:	Executive Vice President – Legal Affairs, General Counsel & Secretary

Date: February 11, 2019